THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS, AND HAVE BEEN ISSUED IN A MANNER INTENDED TO COMPLY WITH THE CONDITIONS CONTAINED IN REGULATION S UNDER THE ACT. PRIOR TO THE END OF THE RESTRICTED PERIOD (AS DEFINED HEREIN), NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE (A) IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON" (AS DEFINED IN REGULATION S) UNLESS (I) SUCH WARRANTS ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (II) MULTIMEDIA ACCESS CORPORATION (THE "COMPANY") RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH
REGISTRATION REQUIREMENTS OR (B) OUTSIDE THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON WHO IS NOT A "U.S. PERSON" UNLESS PRIOR TO SUCH DISPOSAL (I) THE BENEFICIAL OWNER OF SUCH SHARES AND THE PROPOSED TRANSFEREE SUBMIT CERTAIN CERTIFICATIONS TO THE COMPANY (FORMS OF WHICH ARE AVAILABLE FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES) AND (II) THE COMPANY RECEIVES THE LEGAL OPINION DESCRIBED IN (A)(II) ABOVE.

                                                                       No. A-001

                              WARRANTS TO PURCHASE
                  COMMON STOCK OF MULTIMEDIA ACCESS CORPORATION


                      Initial Issuance on December 9, 1997
              Void after 5:00 p.m. New York Time, December 9, 2002


     THIS CERTIFIES THAT, for value received, RAUSCHER PIERCE & CLARK (GUERNSEY) LIMITED or registered assigns (the "Holder") is the registered holder of warrants (the "Warrants") to purchase from Multimedia Access Corporation, a Delaware corporation (the "Company"), at any time or from time to time beginning on December 9, 1998 and until 5:00 p.m., New York time, on December 9, 2002 (the "Expiration Date"), subject to the conditions set forth herein, at the initial exercise price of $4.625 per share (the "Initial Exercise Price"), subject to adjustment as set forth herein (the "Exercise Price"), up to an aggregate of eighty-six thousand four hundred eighty-six (86,486) fully paid and non-assessable common shares, par value $.0001 per share (the "Common Stock"), of the Company (the "Shares") upon surrender of this certificate (the "Certificate") and payment of the Exercise Price multiplied by the number of Shares being purchased at the principal office of the Company presently located at 2665 Villa Creek Drive, Suite 200, Dallas, Texas 75234, United States of America.

     1.     Exercise of Warrants.

                        (a) The exercise of any Warrants represented by this Certificate is subject to the conditions set forth below in paragraph 4, "Compliance with U.S. Securities Laws."

                        (b) Subject to compliance with all of the conditions set forth herein,the Holder shall have the right to purchase from the Company the number of Shares which the Holder may at the time be entitled to purchase pursuant hereto, upon surrender of this Certificate to the Company at its principal office, together with the form of election to purchase attached hereto duly completed and signed, and upon payment to the Company of the Exercise Price multiplied by the number of Shares in respect of which Warrants are then exercised.

                        (c) No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, after which time all Warrants evidenced hereby shall be void, unless exercised prior thereto.

                        (d) Payment of the Exercise Price multiplied by the number of Shares in respect of which Warrants are exercised shall be made in cash by wire transfer of immediately available funds or by certified check or banker's draft payable to the order of the Company, or any combination of the foregoing.

                        (e) The Warrants represented by this Certificate are exercisable at the option of the Holder, in whole or in part (but not as to fractional Shares). Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder a new certificate of like tenor representing such number of unexercised Warrants.

                        (f) Upon surrender of this Certificate to the Company at its principal office and upon payment of the Exercise Price multiplied by the number of Shares in respect of which Warrants are then exercised, the Company shall cause to be delivered promptly to or upon the written order of the Holder and in such name or names as the Holder may designate, a share certificate or share certificates for the number of whole Shares purchased upon the exercise of the Warrants. Such share certificate or share certificates representing the Shares shall be free of any restrictive legend. The Company shall ensure that no "stop transfer" or similar instruction or order with respect to the Shares purchased upon exercise of the Warrants shall be in effect at Continental Stock Transfer & Trust Company, or any successor transfer agent for the

Common Stockof the Company (the "Transfer Agent").


     2. Elimination of Fractional Interests. The Company shall not be required to issue share certificates representing fractions of Shares and shall not be required to issue scrip or pay cash in lieu of fractional interests. All fractional interests shall be eliminated by rounding any fraction to the nearest whole number of Shares.

         3. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance and delivery of the Shares upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrant or any Shares in any name other than that of the Holder, which transfer taxes shall be paid by the Holder.

         4. Compliance with U.S. Securities Laws. The Warrants and the Shares issuable upon the exercise of the Warrants have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any other federal or state securities or blue sky laws, and the Warrants may not be exercised within the United States or by, or on behalf of, any "U.S. person" (as defined in Regulation S under the Securities Act) unless the Warrants and the Shares have been registered under the Securities Act and any applicable state securities or blue sky laws or exemptions from the registration requirements under the Securities Act and any applicable state securities or blue sky laws are available. Accordingly, prior to the end of the Restricted Period (as defined below), (i) the Warrants may not be exercised within the United States and any Shares issuable upon the exercise thereof may not be delivered within the United States except in circumstances constituting an "offshore transaction" (as defined in Regulation S under the Securities Act) and otherwise complying with Regulation S, or unless such Shares have been registered under the Securities Act and any applicable state securities or blue sky laws or exemptions from the registration requirements under the Securities Act and any applicable state securities or blue sky laws are available, and (ii) it is a condition to the exercise of the Warrants that the exercising Holder must deliver to the Company (A) a written certification that such Holder is not a "U.S. person" (as defined in Regulation S under the Securities Act) and that the Warrants are not being exercised on behalf of, or for the account or benefit of, a "U.S. person" (as defined in Regulation S under the Securities Act), or (B) a written opinion of United States legal counsel, in form and substance satisfactory to the Company, to the effect that the Warrants and the Shares have been registered under the Securities Act and any applicable state securities or blue sky laws or are exempt from the registration requirements under the Securities Act and any applicable state securities or blue sky laws. "Restricted Period" means the period commencing on the date hereof and continuing for a period of 40 days, it being understood that (i) in the event Regulation S under the Securities Act is amended and such amendment is deemed applicable to the Warrants, the term "Restricted Period" with respect to the Warrants and the Shares shall be subject to extension as then required by Regulation S as amended, and (ii) in the event additional Notes are issued pursuant to the Trust Indenture (as defined herein), the term

"Restricted Period" with respect to the Warrant and the Shares shall be extended for a period of forty (40) days after such additional issuance.

     5.     Transfer of Warrants.

                        (a) The Warrants shall be transferable only on the books of the Company maintained at the Company's principal office upon delivery of this Certificate with the form of assignment attached hereto duly completed and signed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. The Company may, in its discretion, require, as a condition to any transfer of Warrants, a signature guarantee, which may be provided by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc., or by a member of a national securities exchange, The Securities and Futures Authority Limited in the United Kingdom, or The International Stock Exchange in London, England. Upon any registration of transfer, the Company shall deliver a new warrant certificate or warrant certificates of like tenor and evidencing in the aggregate a like number of Warrants to the person entitled thereto in exchange for this Certificate, subject to the limitations provided herein, without any charge except for any tax or other governmental charge imposed in connection therewith.

                        (b) Subject to the restriction specified on the first page of this Certificate, the Warrants may be transferred only to: (i) any corporation, partnership, joint venture or other entity which is a successor by merger or consolidation to Rauscher Pierce & Clark (Guernsey) Limited, Rauscher Pierce & Clark, Inc. and Rauscher Pierce & Clark Limited (collectively the "Permitted Transferees") or the Holder; (ii) any purchaser of substantially all of the assets of any of the Permitted Transferees or the Holder; (iii) any officer, director, employee or agent of any of the Permitted Transferees or the Holder; or (iv) any of the stockholders of any of the Permitted Transferees, or the stockholders or partners of their respective transferees, but only in the event of the liquidation, dissolution or winding up of any Permitted Transferee.

                        (c) Notwithstanding anything in this Certificate to the contrary, neither any of the Warrants nor any of the Shares issuable upon exercise of any of the Warrants shall be transferable, except upon compliance by the Holder with any applicable provisions of the Securities Act and any applicable state securities or blue sky laws.

     6. Exchange and Replacement of Warrant Certificates; Loss or Mutilation of Warrant Certificates.

                        (a) This Certificate is exchangeable without expense, upon the surrender hereof by the Holder at the principal office of the Company, for a new warrant certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder at the time of such surrender.

                        (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Certificate and, in case of such loss, theft, destruction or mutilation of an indemnity from the Holder satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Certificate, if mutilated, the Company will make and deliver a new warrant certificate of like tenor, in lieu thereof.

     7.     Initial  Exercise Price;  Adjustment of Exercise Price and Number of
Shares.

                        (a)    Initial   Exercise   Price.   The   Warrants  are
exercisable at the Initial Exercise Price per Share, subject to adjustment from time to time as provided herein.

                        (b) Adjustment to Initial Exercise Price. The Initial Exercise Price per Share shall be adjusted in the event(s) that there occurs a reduction in the Conversion Price under the terms of the 8% Senior Convertible Notes Due 2002 (the "Notes") issued by the Company pursuant to that certain Trust Indenture dated as of December 1, 1997 (the "Trust Indenture") between the Company and Marine Midland Bank, as trustee, to the effect that the Initial Exercise Price hereunder shall be equivalent to the Conversion Price as the same may be adjusted upon the occurrence of certain events which are set forth in the Terms and Conditions of the Notes; provided, that in the event that none of the Notes shall remain outstanding at any time during the term hereof, the Conversion Price shall continue to be adjusted from time to time in accordance with the Terms and Conditions of the Notes as if such Notes remained outstanding and provided, further, that if a Temporary Conversion Price is in effect at any time under the Indenture, the Holder hereof shall have the right and option to notify the Company in writing that it elects to adjust the Exercise Price to such Temporary Conversion Price, whereupon this Warrant will not be exercisable for a period of one (1) year thereafter, it being understood that the Holder shall be entitled to give the Company only one such notice during the term of this Warrant and that, in no event, shall either the Warrants otherwise be subject to adjustment for a Temporary Conversion Price nor shall the term of this Warrant ever be deemed extended by virtue of the foregoing. Defined terms used under this Section 73(b) unless otherwise stated shall have the meanings as set forth in the Trust Indenture.

     8.     Registration Rights.

                        (a) Piggyback Registration. If, at any time during the five (5) years beginning on the initial issuance date of the Warrants represented by this Certificate, the Company proposes to prepare and file any new registration statement under the Securities Act covering the public sale of Common Stock of the Company for cash (in any case, other than in connection with an employee benefit plan, a dividend reinvestment plan or pursuant to a registration statement Form S-8 or any successor form) (collectively, a "Registration Statement"), it will give written notice by certified or registered mail, at least thirty (30) days prior to the filing of each such Registration Statement, to the Holder of its intention to do so. If the Holder notifies the Company within fifteen (15) days after receipt of any such notice of such Holder's desire to include in such proposed Registration Statement any shares of Common Stock (i) issued or issuable to the Holder upon exercise of the Holder's Warrants, and (ii) that are owned by the Holder (the "Registrable Shares") (which notice shall specify the number of Registrable Shares owned by the Holder, the number intended to be disposed of by the Holder and the intended method of disposition of such Registrable Shares), the Company shall use reasonable efforts to include, to the extent possible, in such Registration Statement the number of Registrable Shares which the Company has been so requested to register by the Holder, at the Company's sole cost and expense and at no cost or expense to the Holder, except that the Holder shall pay (i) all underwriters', broker-dealers', placement agents' and similar selling discounts, commissions and fees relating to the Holder's Registrable Shares, (ii) all registration and filing fees imposed under the Securities Act, by any stock exchange or under applicable state securities or blue sky laws based on the Holder's Registrable Shares, (iii) all transfer, franchise, capital stock and other taxes, if any, applicable to the Holder's Registrable Shares, and (iv) any costs and expenses of legal counsel, accountants or other advisors retained by the Holder (collectively, the "Holder's Expenses"), all of which shall be paid by the Holder; provided, that:

                                (i) anything in this Section 8 to the contrary notwithstanding, if the Company's securities so registered for sale are to be distributed in an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the amount of securities to be offered should be limited in order to assure a successful offering, the amount of Registrable Shares to be included in such Registration Statement shall be so limited and shall be allocated among the persons selling such securities in the following order of priority: (A) first to be registered will be the securities the Company proposes to sell, (B) next to be registered will be the securities subject to any demand or other piggyback registration rights granted by the Company before the initial issuance date of the Warrants, and (C) next to be registered will be the Registrable Shares and any other shares of Common Stock subject to similar piggyback registration rights granted by the Company as of the initial issuance date of the Warrants in proportion, as nearly as practicable, to the number of shares of Common Stock desired and eligible to be sold by each holder of such shares of Common Stock; and

                                       (ii)  anything  in this  Section 8 to the
                       contrary notwithstanding, the Company shall not be required to include any of the Holder's Registrable
                       Shares in a registration statement if in the written opinion of legal counsel to the Company the securities for which registration is requested may be sold publicly without registration under the Securities Act; and

                                       (iii) if the  securities or blue sky laws
                       of any jurisdiction in which the securities so registered are proposed to be offered would require the Holder's payment of greater registration expenses than those otherwise required by this Section 8 and if the Company shall determine, in good faith, that the offering of such securities in such jurisdiction is necessary for the successful consummation of the registered offering, then the Holder shall either agree to pay the portion of the registration expenses required by the securities or blue sky laws of such jurisdiction to be paid by the Holder or withdraw his request for inclusion of his Registrable Shares in such registration; and

                                       (iv)  notwithstanding  the  provisions of
                       this Section 8(a), the Company shall have the right at any time and for any reason or for no reason after it shall have given written notice pursuant to this Section (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof and, thereupon, shall be relieved from its obligation to proceed with such registration.

                                If the Holder's  Registrable Shares are included
in the Registration Statement, the Holder shall furnish the Company in writing with such appropriate information in connection with the sale of such Shares, including, without limitation, information about the Holder, the Registrable Shares, other securities of the Company owned by the Holder, and the plan of distribution, as the Company shall reasonably request or as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. In addition, if the offering is underwritten, the Company shall have the exclusive right to select the underwriter. The Holder shall execute and deliver all documents reasonably requested by the underwriter and any other documents customary in similar offerings, including, without limitation, underwriting agreements, custody agreements, powers of attorney, indemnification agreements, and agreements restricting other sales of securities.

                                The rights and  obligations  under Sections 8(a)
and (b) shall terminate at the earlier of (i) five (5) years after the initial issuance date of the Warrants, or (ii) the date all of the Holder's Registrable Shares have been transferred by the Holder, except for transfers in accordance with Section 5(b) above.

                        (b)    Covenants   of  the  Company   With   Respect  to
Registration. The Company covenants and agrees as follows:

                        (i) The Company shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to Section 8(a) including, without limitation, the Company's legal and accounting fees, printing expenses, filing fees and other expenses, except that the Holder shall pay all of the Holder's Expenses (as defined in Section 8(a)).

                       (ii) The Company will use its reasonable efforts to qualify or register the Registrable Shares included in a Registration Statement for offering and sale under the securities or blue sky laws of such states of the

                       United States as are reasonably requested by the Holder; provided, however, that the Company shall not be required to (i) qualify or register the Registrable Shares in any jurisdiction in which the Company would be required to qualify as a broker or dealer in securities under the securities or blue sky laws of such jurisdictions, (ii) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not already so qualified, (iii) subject itself to taxation in any such jurisdiction, or (iv) consent to general service of process in any such jurisdiction.

                       (c)      Indemnification.

                                         (i) To the extent permitted by law, the
                       Company shall indemnify and hold harmless each Holder of the Registrable Shares to be sold pursuant to any Registration Statement (such Holder being hereinafter referred to as a "Distributing Holder"), each underwriter (an "Underwriter") and each person, if any, who controls such Distributing Holder or Underwriter within the meaning of Section 15 of the Securities Act and each director of such Distributing Holder and Underwriter, against all loss, claim, damage, expense or liability (or actions in respect thereof) to which any of them may become subject under the Securities Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement or any preliminary prospectus or final prospectus constituting part thereof or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Distributing Holder and Underwriter and each such controlling person and director of the Distributing Holder and Underwriter for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred (including reasonable attorneys'
                       fees); provided, however, that (A) the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, such Distributing Holder, any other Distributing Holder or any such Underwriter specifically for use therein, and (B) such indemnity shall not inure to the benefit of such Distributing Holder or Underwriter (or such controlling person or director of the Distributing Holder or Underwriter) if any such loss, claim, damage, expense or liability arises out of or is based upon (i) any Distributing Holder's or the Underwriter's failure to deliver timely a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented), or (ii) any such untrue statement or omission of a material fact that was corrected in the final prospectus (or the most recent amendment, revision or supplement thereto) and any Distributing Holder or the Underwriter failed to deliver it in a timely manner.

                                         (ii) To the  extent  permitted  by law,
                       each Distributing Holder shall, severally and jointly, indemnify and hold harmless the Company, its directors, officers, employees and agents, each Underwriter and each person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act, against all loss, claim, damage, expense or liability (or actions in respect thereof) to which any of them may become subject under the Securities Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement or any preliminary prospectus or final prospectus constituting part thereof or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Company and each such director, officer, employee, agent, Underwriter or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred (including reasonable attorneys' fees) in each case to the extent, but only to the extent, that (A) such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, such Distributing Holder or any other Distributing Holder specifically for use therein, or (B) such loss, claim, damage, expense or liability arises out of or is based upon (i) any Distributing Holder's failure to deliver in a timely manner a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented), or (ii) any such untrue statement or omission of a material fact that was corrected in the final prospectus (or the most recent amendment, revision or supplement thereto) and any Distributing Holder failed to deliver it in a timely manner. Notwithstanding the foregoing, such indemnity shall not inure to the benefit of such Underwriter (or such controlling person of the Underwriter) if any such loss, claim, damage, expense or liability arises out of or is based upon (i) the Underwriter's failure to deliver in a timely manner a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented), or (ii) any such untrue statement or omission of a material fact that was corrected in the final prospectus (or, the most recent amendment, revision or supplement thereto) and the Underwriter failed to deliver it in a timely manner.

                                         (iii)  Promptly  after  receipt  by  an
                       indemnified party under this paragraph 8(c) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 8(c), notify the indemnifying party in writing of the commencement thereof; provided, however, that the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this paragraph 8(c) except to the extent such indemnifying party is materially prejudiced by such lack of notice. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defence thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defence thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 8(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defence thereof other than reasonable costs of investigation requested by the indemnifying party or as otherwise required by law. If the indemnifying party does not elect to assume the defence of any such claim, action or proceeding, the indemnifying party shall not be liable for any settlement thereof which is effected without its prior written consent. No indemnifying party shall, without the prior written consent of the indemnified party, agree to the settlement of any such claim, action or proceeding if the effect thereof would be to find the indemnified party has violated the Securities Act, the United States Securities Exchange Act of 1934, as amended, or any state securities or blue sky laws.

                                         (iv) If recovery is not available under
                       the foregoing indemnification provisions of this paragraph 8(c) for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution toward the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subparagraph 8(c)(i) or 8(c)(ii) above, except that no person found to be liable for fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not also found to be liable for such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any untrue statement, or omission of a material fact, and any other equitable considerations appropriate under the circumstances, including, without limitation, the relative fault of the parties. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subparagraph 8(c)(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subparagraph 8(c)(iv) (including reasonable attorneys' fees).

         9. Notices to Warrant Holders. Nothing contained in this Certificate shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the exercise or expiration of the Warrants, any of the following events shall occur:

                                         (i) the Company  shall take a record of
                       the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                                         (ii) the Company shall offer to all the
                       holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                                         (iii)  a  dissolution,  liquidation  or
                       winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

                                         (iv)   there   shall  be  any   capital
                       reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another entity under which the Company is not the survivor corporation;

then, in any one or more of said events, the Company shall give written notice of such event on the same date as the Company gives notice to the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         10.   Reservation and Listing of Securities.

                        (a) The Company covenants and agrees that at all times during the period the Warrants are exercisable, the Company shall reserve and keep available, free from preemptive rights, out of its authorized and unissued shares of Common Stock or out of its authorized and issued shares of Common Stock held in its treasury, solely for the purpose of issuance upon exercise of the Warrants, such number of Shares as shall be issuable upon the exercise of the Warrants.

                        (b) The Company covenants and agrees that, upon exercise of the Warrants in accordance with their terms and payment of the Exercise Price therefor, all Shares issued or sold upon such exercise shall not be subject to the preemptive rights of any stockholder and when issued and delivered in accordance with the terms of the Warrants shall be duly and validly issued, fully paid and non-assessable, and the Holder shall receive good and valid title to such Shares free and clear from any adverse claim (as defined in the applicable Uniform Commercial Code), except such as have been created by the Holder.

                        (c) As long as the Warrants shall be outstanding, the Company shall use its reasonable efforts to cause all Shares issuable upon the exercise of the Warrants to be quoted by or listed on any national securities exchange or other securities listing service on which the shares of Common Stock of the Company are then listed.

         11. Survival. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Certificate and any investigation at any time made by or on behalf of any party hereto and the exercise, sale and purchase of the Warrants and the Shares (and any other securities or properties) issuable on exercise hereof.

         12. Remedies. The Company agrees that the remedies at law of the Holder, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms hereof, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         13. Registered Holder. The Company may deem and treat the registered Holder hereof as the absolute owner of this Certificate and the Warrants represented hereby (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise of the Warrants, of any notice, and of any distribution to the Holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         14. Notices. All notices and other communications from the Company to the Holder of the Warrants represented by this Certificate shall be in writing and shall be deemed to have been duly given if and when personally delivered, two (2) business days after sent by overnight courier or ten (10) days after mailed by certified, registered or international recorded mail, postage prepaid and return receipt requested, or when transmitted by telefax, telex or telegraph and confirmed by sending a similar mailed writing, if to the Holder, to the last address of such Holder as it shall appear on the books of the Company maintained at the Company's principal office or to such other address as the Holder may have specified to the Company in writing.

         15. Headings. The headings contained herein are for convenience of reference only and are not part of this Certificate.

         16. Governing Law. This Certificate shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accordance with, the laws of said state, without regard to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed by its duly authorized officer under its corporate seal.

Dated December 9, 1997

                                                  MULTIMEDIA ACCESS CORPORATION

                                                  By:
                                                  ------------------------------
                                                  Name:  William S. Leftwich
                                                  Title: Chief Financial Officer

                                            MULTIMEDIA ACCESS CORPORATION
                                            FORM OF ELECTION TO PURCHASE

                                            (To be executed  by  the  registered
Holder if such Holder desires to exercise Warrants)


               The undersigned registered Holder hereby irrevocably elects to exercise the right of purchase represented by this Warrant Certificate for, and to purchase, __________________ Shares hereunder, and herewith tenders in payment for such Shares, cash, a wire transfer, a certified check or a banker=s draft payable to the order of Multimedia Access Corporation in the amount of __________________, all in accordance with the terms hereof. The undersigned requests that a share certificate for such Shares be registered in the name of and delivered to:

-------------------------------------------------------------------------------
                     (Please Print Name, Address and Social Security Number or other Identifying Number, as applicable)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

and, if said number of shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance remaining of the Shares purchasable hereunder be registered in the name of the undersigned Warrant Holder or his Assignee as below indicated and delivered to the address stated below.

DATED: _________________

Name of Warrant Holder: --------------------------------------------------------
                                           (Please Print)

Address: -----------------------------------------------------------------------

--------------------------------------------------------------------------------

Signature: ---------------------------------------------------------------------

Note: The above signature must correspond in all respects with the name of the Holder as specified on the face of this Warrant Certificate, without alteration or enlargement or any changes whatsoever, unless the Warrants represented by this Warrant Certificate have been assigned.

IN CONNECTION WITH THIS ELECTION TO PURCHASE, THE WARRANT HOLDER MUST DELIVER TO THE COMPANY (I) A WRITTEN CERTIFICATION THAT SUCH HOLDER IS NOT A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THAT THE WARRANTS ARE NOT BEING EXERCISED ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), OR (II)
LAWS.

A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND ANY APPLICABLE SECURITIES OR BLUE SKY

                       MULTIMEDIA ACCESSCORPORATION
                                          FORM OF ASSIGNMENT

                                          (To  be  executed  by  the  registered
Holder  if  such Holder desires to transfer the Warrant Certificate)

                       FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:---------------------------------------------------("Assignee")
(Please Print Name, Address and Social Security Number or other Identifying Number, as applicable, of Transferee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Warrants to purchase up to --------------------------- Shares represented by this Warrant Certificate No.-- , together with all right, title and interest therein, and does hereby irrevocably constitute and appoint -------------------, Attorney, to transfer such Warrants on the books of the Company, with full power of substitution in the premises. The undersigned requests that if said number of Shares shall not be all of the Shares purchasable under this Warrant Certificate that a new Warrant Certificate for the balance remaining of the Shares purchasable under this Warrant Certificate be registered in the name of the undersigned Warrant Holder.

DATED: ------------------

Name of registered Holder:------------------------------------------------------

Signature of registered Holder:-------------------------------------------------

Note: The above signature must correspond in all respects with the name of the Holder as specified on the face of this Warrant Certificate, without alteration or enlargement or any change whatsoever. The above signature of the registered Holder must be guaranteed by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange, the Securities and Futures Authority Limited in the United Kingdom or the International Stock Exchange in London, England. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

Signature Guaranteed:

---------------------------------------
                Authorized Officer

---------------------------------------
                Name of Institution

IN CONNECTION WITH THIS ASSIGNMENT OF WARRANTS, THE ASSIGNEE MUST DELIVER TO THE COMPANY (I) A WRITTEN CERTIFICATION THAT SUCH ASSIGNEE IS NOT A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE

UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THAT THE WARRANTS ARE NOT BEING ACQUIRED ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES
ACT), OR (II) A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND ANY APPLICABLE SECURITIES OR BLUE SKY LAWS.